UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2006

Tripath Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 750-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 29, 2006, Tripath Technology Inc. (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Stipulation”) to settle the litigation entitled Langley Partners, L.P. v. Tripath Technology, Inc., Adya Tripathi and David Eichler. pending against the Company and certain of its current and former officers and/or directors (the “Action”). The Stipulation became final and binding upon the parties thereto only after the U.S. District Court for the Northern District of California (the “Court”) entered an order (the “Order”) approving the Stipulation. The Court entered the Order on September 8, 2006.

Under the terms of the Stipulation, Langley Partners L.P. (“Plaintiff”) is providing a general release to the Company, Dr. Adya Tripathi and David Eichler (collectively, the “Defendants”) for any and all claims that have been or could have been made by the Plaintiff against the Defendants in the Action, in return for which, the Company is agreeing (i) to pay to Plaintiff $40,000 and (ii) to issue and deliver to Plaintiff the amount of Company common stock (the “Shares”) that corresponds to three hundred and fifty-seven thousand seven hundred and fifty dollars ($357,750) based on the closing bid price of Company common stock on the first trading day immediately prior to the date the Company transfers the Shares in accordance with the Order, provided that in no event will the Company issue or deliver to Plaintiff more than 9.99% (rounded down to the nearest share) of the amount of the Company’s common stock that is outstanding at the time the shares are issued and delivered.

On September 11, 2006, the Company issued a press release announcing the Stipulation. A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As stated above, the Company has entered into an agreement to issue the Shares as partial consideration for the general release from the Plaintiffs. The issuance of the Shares is exempt from registration pursuant to Section 3(a)(10) of the Securities Act, as amended, pursuant to which the issuance of securities is exempt from registration provided that the terms and conditions of such issuance are approved by a court following a hearing upon the fairness of such terms and conditions at which all persons to receive such securities have the right to appear.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 11, 2006, entitled “Tripath Agrees to Settle Litigation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tripath Technology Inc.

By:	/s/ Dr. Adya S. Tripathi
Dr. Adya S. Tripathi
Chairman, President and Chief Executive Officer

Date: September 11, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 11, 2006, entitled “Tripath Agrees to Settle Litigation”